Exhibit 4.4

HOMEGROWN NATURALS, INC.

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Dated as of November 14, 2005

i

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), amended as of November 14, 2005, by and among Homegrown Naturals, Inc., a Delaware corporation (the “Company”), Solera Partners, L.P., a Delaware limited partnership (“Solera Partners”), SCI Partners, L.P., a Delaware limited partnership (“SCI” and, together with Solera Partners, “Solera”) and the stockholders identified on Schedule A and any party that becomes a stockholder by executing a counterpart hereto (each, a “Continuing Stockholder”). The Continuing Stockholders, together with Solera, are hereinafter referred to collectively as the “Stockholders”. Capitalized terms used in this Agreement have the respective meanings attributed to them in Section 1.

WHEREAS, pursuant to Section 3.2 of this Agreement, the Company and Solera intend to amend and restate this Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

Affiliate: with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. “Control” means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Any director, member of management or other employee of the Company or any of its Subsidiaries who would not otherwise be an Affiliate of Solera shall not be deemed to be an Affiliate of Solera.

Agreement: as defined in the introductory paragraph.

Business Day: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

Common Stock: The Common Stock of the Company, par value $0.001 per share.

DTC: the Depository Trust Company.

Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

Holder: any holder of Registrable Securities.

NASD: the National Association of Securities Dealers, Inc.

Person: any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or other legal entity other than the Company.

Prospectus: the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

Registrable Securities: the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by Solera, the Continuing Stockholders or their permitted transferees under the Stockholders Agreement. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) subject to the provisions of Section 3.1(b)(ii), such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force or (D) such securities shall have been acquired by the Company or otherwise shall have ceased to be outstanding.

Registration Expenses: all fees and expenses incident to the performance of or compliance with the provisions of this Agreement, whether or not any registration statement is filed or becomes effective, including, without limitation, all (i) registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriter or underwriters in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 2.3(e)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses), (iii) fees and disbursements of all independent certified public accountants referred to in Section 2.3 (including, without limitation, the reasonable expenses of any special audit and “comfort” letters required by or incident to such performance), (iv) the fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Rule 2720 of the NASD Rules of Conduct, (v) liability insurance under the Securities Act or any other securities laws, if the Company desires such insurance, (vi) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Company or any Subsidiary of the Company, (vii) internal expenses of the Company and its Subsidiaries (including, without limitation, (A) all salaries and expenses of officers and employees of the Company and its Subsidiaries performing legal or accounting duties and (B) the expenses of any officers’ and directors’ liability insurance), (viii) the expense of any annual audit, (ix) the expenses relating to printing, word processing and distributing all registration statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement and (x) the reasonable out-of-pocket expenses of the Holders of the Registrable Securities being registered in such registration incurred in connection therewith including, without limitation, the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the holders of a majority of Registrable Securities included in such registration. “Registration Expenses” shall not include any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the Holders thereof.

Registration Statement: any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 (or any successor provision) under the Securities Act.

Rule 144A: Rule 144A (or any successor provision) under the Securities Act.

Rule 145: Rule 145 (or any successor provision) under the Securities Act.

Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

Stockholders Agreement: the Stockholders Agreement by and among the Company, Solera and the other parties thereto, as the same may be amended from time to time.

Subsidiary: with respect to any Person, any corporation or Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.

“underwritten registration” or “underwritten offering” means a registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

2. Registration.

2.1 Registration on Request.

(a) Requests. Subject to the provisions of Section 2.6, at any time or from time to time as of the date hereof, Solera shall have the right to make written requests that the Company effect one or more registrations under the Securities Act of all or part of the Registrable Securities of Solera, which requests shall specify the intended method of disposition thereof, including whether the registration requested is for an underwritten offering.

(b) Obligation to Effect Registration. Within 30 days after receipt by the Company of any request for registration pursuant to Section 2.1(a), the Company shall promptly give written notice of such requested registration to all Holders, and thereupon will use its reasonable best efforts to effect the prompt registration under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register pursuant to Section 2.1(a), and

(ii) all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities),

in each case to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(c) Registration Statement Form. Each registration requested pursuant to this Section 2.1 shall, as directed by the holders of at least a majority (by number of shares) of Registrable Securities as to which registration has been requested pursuant to this Section 2.1, be effected by the filing of a registration statement on Form S-1, Form S-2, Form S-3 or Form SB-2 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by holders of at least a majority (by number of shares) of Registrable Securities as to which registration has been requested pursuant to this Section 2.1. At any time after the Company has issued and sold any shares of its capital stock registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to Section 12 of the Exchange Act, it will use its reasonable best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted).

(d) Expenses. The Company will pay all Registration Expenses in connection with any registration requested under Section 2.1(a); provided that each Holder whose Registrable Securities are then being registered shall pay all Registration Expenses to the extent required to be paid by such Holder under applicable law and all underwriting discounts and commissions and transfer taxes, if any.

(e) Inclusion of Other Securities. The Company may include in any registration pursuant to Section 2.1(a) the securities of Persons other than the Company and the Holders, with the written consent of Solera.

(f) Priority in Demand Registrations. If, in connection with a registration pursuant to Section 2.1(a), the managing underwriter (in the case of an underwritten offering) or a nationally recognized investment banking firm (in the case of an offering which is not underwritten) (such managing underwriter or investment banking firm, the “Company Financial Advisor”) shall advise the Company or Solera in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, then the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, the Registrable Securities being sold by the Holders thereof on a pro rata basis (based on the number of Registrable Securities as to which registration was requested by each such Holder). Notwithstanding the foregoing, any Continuing Stockholder who is a manager or director of the Company (and any successor managers or directors of the Company and its subsidiaries) will not be entitled to participate in any such registration requested by Solera to the extent that the Company Financial Advisor shall determine in good faith and in writing (with a copy to each affected Holder requesting registration of Registrable Securities), that the participation of such Continuing Stockholder would adversely affect the marketability or offering price of the securities being sold in such registration.

2.2 Piggyback Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 2.1 or on Form S-4 or Form S-8) for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it shall each such time give prompt written notice to all Holders of its intention to do so and, upon the written request of any Holder given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so requested to be registered, provided that:

(a) if such registration shall be in connection with the initial public offering of Common Stock, the Company shall not include any Registrable Securities in such proposed registration if the Board shall have determined, after consultation with the managing underwriters for such offering, that it is not in the best interests of the Company to include any Registrable Securities in such registration, provided that, if the Board makes such a determination, the Company shall not include in such registration any securities not being sold for the account of the Company;

(b) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders to request that a registration be effected under Section 2.1; and

(c) if the Company or Solera shall be advised in writing by the Company Financial Advisor that, in the opinion of the Company Financial Advisor, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, then the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, the Registrable Securities being sold by the Holders thereof on a pro rata basis (based on the number of Registrable Securities as to which registration was requested by each such Holder). Notwithstanding the foregoing, any Continuing Stockholder who is a manager or director of the Company (and any successor managers or directors of the Company and its subsidiaries) will not be entitled to participate in any such registration requested under this Section 2.2 to the extent that the Company Financial Advisor shall determine in good faith and in writing (with a copy to each affected Holder requesting registration of Registrable Securities), that the participation of such Continuing Stockholder would adversely affect the marketability or offering price of the securities being sold in such registration; and

(d) if prior to the effective date of the registration statement filed in connection with such registration, the Company or Solera is informed by the Company Financial Advisor that the price at which such securities are to be sold is a price below that price which the requesting Holders shall have indicated to be acceptable, the Company shall promptly notify the requesting Holders of such fact, and each such requesting Holder shall have the right to withdraw its request to have its Registrable Securities included in such registration statement.

The Company will pay all Registration Expenses in connection with any registration requested under this Section 2.2; provided that each Holder whose Registrable Securities are then being registered shall pay all Registration Expenses to the extent required to be paid by such Holder under applicable law and all underwriting discounts and commissions and transfer taxes, if any. No registration effected under this Section 2.2 shall relieve the Company from its obligation to effect registrations upon request under Section 2.1. The Company shall not be obligated to cause any “piggyback” registration to be underwritten.

2.3 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company shall:

(a) prepare and file with the SEC, as soon as practicable, a Registration Statement with respect to such securities, make all required filings with the NASD and use its reasonable best efforts to cause such Registration Statement to become effective;

(b) prepare and promptly file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such other documents as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but in no event for a period of more than six months after such Registration Statement becomes effective;

(c) at least five Business Days before filing with the SEC, furnish to (i) in the case of a registration in which Solera is participating, counsel selected by Solera and (ii) in the case of a registration in which Solera is not participating, counsel selected by the Holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel;

(d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents required to be filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

(e) use its reasonable best efforts (x) to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (z) to do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

(f) in connection with an underwritten public offering only, use its reasonable best efforts to furnish to each seller of Registrable Securities a signed counterpart, addressed to the sellers, copies of:

(i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the Registration Statement, and

(ii) a “comfort” letter signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the Registration Statement,

each covering substantially the same matters with respect to the Registration Statement (and the Prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(g) (i) notify each Holder of Registrable Securities subject to such Registration Statement if such Registration Statement, at the time it or any amendment thereto became effective, (x) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading upon discovery by the Company of such material misstatement or omission or (y) upon discovery by the Company of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such registration statement and use its reasonable best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each Holder of Registrable Securities subject to such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading upon discovery by the Company of such material misstatement or omission or upon discovery by the Company of the happening of any event as a result of which the Company believes there would be a material misstatement or omission, and, as promptly as is practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(i) notify each Holder of any Registrable Securities covered by such Registration Statement (i) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall have been filed, (ii) of any request by the SEC to amend such Registration Statement or to amend or supplement such Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for any of such purposes, (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes and (v) if at any time when a Prospectus is to be required by the Securities Act to be delivered in connection with the sale of the Registrable Securities, the representations and warranties of the Company contained in any agreement (including the underwriting agreement contemplated in Section 2.4(b) below), to the knowledge of the Company, cease to be true and correct in any material respect;

(j) use its reasonable best efforts (i) (A) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (B) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 under the Exchange Act and (ii) to provide and cause to be maintained a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

(k) use its reasonable best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary prospectus, provided that if the Company is unable to obtain the lifting of any such stop order in connection with a registration pursuant to Section 2.1(a), the request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 2.1(a) or (d).

The Company may require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

By the acquisition of Registrable Securities, each Holder shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 2.3(g), such Holder will promptly discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder shall have received, in the case of clause (i) of Section 2.3(g), notice from the Company that such Registration Statement has been amended, as contemplated by Section 2.3(g); or, in the case of clause (ii) of Section 2.3(g), copies of the supplemented or amended Prospectus contemplated by Section 2.3(g). If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 2.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 2.3(g).

2.4 Underwritten Offerings. The provisions of this Section 2.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2.1 through 2.3, to any registration that is an underwritten offering.

(a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 2.1 is for an underwritten offering, only securities that are to be distributed by the underwriters may be included in the registration.

(b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by Holders pursuant to a registration requested under Section 2.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 2.6, provisions for the delivery of officers’ certificates, opinions of counsel and accountants’ “comfort” letters and hold-back arrangements. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holders. No such Holder shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 2.4(d) and 2.6(b), and representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representations required by applicable law.

(c) Selection of Underwriters. Whenever a registration requested pursuant to Section 2.1(a) is for an underwritten offering, Solera shall have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company, with consultation with Solera, shall have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering.

(d) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than on Form S-4 or Form S-8), or is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, each Holder, if required by the managing underwriter in an underwritten offering, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company for 180 days after, and during the 20 days prior to, the effective date of such registration, to the extent timely notified in writing by the Company or the managing underwriter, and the Company agrees, if required by the managing underwriter in an underwritten offering, to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a public offering to enter into a similar agreement with the Company. The Company further agrees not to effect (other than pursuant to such registration or a registration on Form S-4 or Form S-8) any public sale or distribution, or to file any Registration Statement (other than in connection with such registration or on Form S-4 or Form S-8) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20 days prior to, and for 180 days after, the effective date of such registration, if so required by the managing underwriter, and the Company shall so provide in any registration rights agreement with respect to any of its equity securities.

2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company shall give such number of Holders of such Registrable Securities so to be registered and their underwriters as required by applicable law (but in no event less than a majority in interest of such Holders), if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and shall give each of them such access to all pertinent financial, corporate and other documents and properties of the Company and its Subsidiaries, and such opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.6 Indemnification.

(a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, the Company shall indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other Person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other Person, if any, who controls such seller or any such participating Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating Person or controlling Person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company shall reimburse such seller and each such director, officer, employee, participating Person and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating Person expressly for use in the preparation thereof. The Company and the Continuing Stockholders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Continuing Stockholders, the only information furnished or to be furnished to the Company by such Continuing Stockholders in their capacity as selling Holders for use in any Registration Statement or Prospectus, preliminary prospectus, amendment or supplement relating to the Registrable Securities are statements specifically relating to (i) transactions between such Continuing Stockholder and the Company, (ii) the beneficial ownership of shares of Common Stock by such Continuing Stockholder and (iii) the name and address of such Continuing Stockholder. If any additional information about such Continuing Stockholder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Continuing Stockholder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 2.6(a). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating Person or controlling Person and shall survive the transfer of such securities by such seller.

(b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, and each other Person, if any, who controls the Company or any such participating Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating Person or controlling Person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact with respect to such seller required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller in such seller’s capacity as a selling Holder expressly for use in the preparation of any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement; provided that the liability of each such seller shall be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such Registration Statement. The Company and the Continuing Stockholders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Continuing Stockholders, the only information furnished or to be furnished to the Company by such Continuing Stockholders in their capacity as selling Holders for use in any Registration Statement or Prospectus, preliminary prospectus, amendment or supplement relating to the Registrable Securities are statements specifically relating to (i) transactions between such Continuing Stockholder and the Company, (ii) the beneficial ownership of shares of Common Stock by such Continuing Stockholder and (iii) the name and address of such Continuing Stockholder. If any additional information about such Continuing Stockholder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Continuing Stockholder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 2.6(b). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating Person or controlling Person and shall survive the transfer of such securities by such seller.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.6 unless the failure to provide prompt written notice shall cause actual prejudice to the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to retain counsel reasonably satisfactory to such indemnified party to defend against such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(e) Other Remedies. If for any reason the foregoing indemnity under Section 2.6(a) or (b) is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party and the indemnified party under Section 2.6(a) or (b) shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party on the one hand and the indemnified party on the other but also the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any party’s obligation to contribute pursuant to this Section 2.6(e) is several (in proportion to the relative value of their Registrable Securities covered by a registration statement) and not joint with the obligations of any other party. No party shall be liable for contribution under this Section 2.6(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 2.6 if such indemnification were enforceable under applicable law.

(f) Officers and Directors. As used in this Section 2.6, the terms “officers” and “directors” shall include the partners of Holders which are partnerships and the members of Holders which are limited liability companies.

2.7 Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that:

(a) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, limited liability company or limited partnership, all corporate, limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

(c) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and

(d) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (A) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (B) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation, certificate of limited liability company, certificate of limited partnership, by-laws, operating agreement or limited partnership agreement, as the case may be.

3. Miscellaneous.

3.1 Rule 144; Legended Securities; etc.

(a) If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act relating to any class of equity securities (other than a registration statement pursuant to a Special Registration), the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective Registration Statement under the Securities Act (other than Form S-8 if the Holder of such Registrable Securities is an Affiliate) or in compliance with Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act without restriction, (y) the Holder of such shares has delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect and (z) the Holder of such shares expressly requests the issuance of such certificates in writing.

3.2 Amendment, Modification and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Company, Solera and, to the extent (and only to the extent) the interests of the Continuing Stockholders as a group are adversely affected by such amendment, modification or supplement, by a majority (by number of shares of Common Stock on a fully-diluted basis) of the Continuing Stockholders, provided that the consent of the majority of the Continuing Stockholders shall not be required to the joinder of those stockholders of the Company who hereafter become parties to this Agreement as Continuing Stockholders from time to time or as another class of parties with rights no greater in the aggregate than the rights of the Continuing Stockholders and provided further that all Stockholders shall be notified of all such amendments, modifications, supplements or waivers. No amendment, modification, supplement of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

3.3 Permitted Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and (i) with respect to Solera, its successors, assigns and transferees and (ii) with respect to the Continuing Stockholders, their respective permitted transferees under the Stockholders Agreement, provided that each such permitted transferee of such Continuing Stockholder executes a joinder agreement in form and substance satisfactory to the Company.

3.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

(i)	If to Solera Partners, to it at:
Solera Partners, L.P. c/o Solera Capital LLC 625 Madison Avenue, 3rd Floor New York, NY 10022 Fax: (212) 833-1460 Attn: Molly F. Ashby

(ii)	If to SCI, to it at:
SCI Partners, L.P. c/o Solera Capital LLC 625 Madison Avenue, 3rd Floor New York, NY 10022 Fax: (212) 833-1460 Attn: Molly F. Ashby

(iii)	If to the Company, to it at:

Homegrown Naturals, Inc.

560 Gateway Drive

Napa, CA 94558

Fax: (707) 259-0387

Attn: Chief Executive Officer

(except	that, until December 1, 2005, the notice should be sent to 580 Gateway Drive)

with copies to Solera Partners and SCI Partners at their respective addresses set forth above;

(iv) if to any Continuing Stockholder, to the address set forth on Schedule A opposite such Continuing Stockholders name;

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is promptly thereafter sent by certified, registered, next day, overnight mail or delivery.

3.5 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement, or amend any existing agreement, with respect to its securities if such agreement would be inconsistent with the rights granted to the Holders by this Agreement.

3.6 Stock Splits, etc. Each party hereto or beneficiary hereof agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

3.7 Severability. If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

3.8 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

3.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

3.10 Fax Signatures. Each of the parties hereto (i) has agreed to permit the use, from time to time and where appropriate, of faxed signatures, (ii) intends to be bound by its respective faxed signature, (iii) is aware that the other parties hereto will rely on the faxed signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax.

3.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to its principles or rules of conflict of laws that would require the application of the laws of any other jurisdiction.

3.12 No Third Party Beneficiaries. Except as provided in Sections 2.6 and 3.3, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto.

3.13 Consent to Jurisdiction. Each party irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each party further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party’s respective address set forth in Section 3.4 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and

hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

3.14 Waiver of Jury Trial. EACH PARTY HERETO AND EACH PERSON CLAIMING THE BENEFITS OF ANY PROVISION HEREOF HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

HOMEGROWN NATURALS, INC.

By:	/s/ John Foraker
Name:
Title:

SOLERA PARTNERS, L.P.

By:	Solera Capital GP, L.P., as General Partner

By:	Solera GP, LLC, as General Partner

	By:	/s/ Molly F. Ashby
Name:
Title:

SCI PARTNERS, L.P.

By:	Solera GP II, LLC, as General Partner

By:	/s/ Molly F. Ashby
Name:
Title:

CONTINUING STOCKHOLDERS

Schedule A

Continuing Stockholders

Stockholder
Ann E. Withey
Neil Raiff
Annie Christopher and Peter Backman, JTWROS

1

Homegrown Naturals, Inc.

Amended and Restated Registration Rights Agreement

By execution and delivery of this signature page, the undersigned hereby agrees to become a party to that certain Amended and Restated Registration Rights Agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) by and among (1) Homegrown Naturals, Inc., a Delaware corporation (the “Company”), (2) Solera Partners, L.P., a Delaware limited partnership, (3) SCI Partners, L.P., a Delaware limited partnership (collectively with Solera Partners, L.P., “Solera”) and (4) the stockholders identified on Schedule A to the Registration Rights Agreement, dated as of November 14, 2005. The undersigned is entitled to all of the benefits under and subject to all of the obligations, restrictions and limitations set forth in the Registration Rights Agreement that are applicable to the Continuing Stockholders. Upon acceptance by the Company, this signature page shall take effect and shall become part of the Registration Rights Agreement and the Registration Rights Agreement, as amended and restated, shall become effective. Capitalized terms not defined herein shall have the meaning given them in the Registration Rights Agreement.

Executed, in counterpart, as of the date set forth below.

November 14, 2005

/s/ Annie Christopher
Annie Christopher

/s/ Peter Backman
Peter Backman

Counterpart to Amended and Restated Registration Rights Agreement

2

Agreed and Accepted:

HOMEGROWN NATURALS, INC.

By:	/s/ John Foraker
Name: John Foraker
Title: Chief Executive Officer

Date: November 14, 2005

SOLERA PARTNERS, L. P.

By:	Solera Capital GP, L.P., as General Partner

By:	Solera GP, LLC, as General Partner

By:	/s/ Molly F. Ashby
Name: Molly F. Ashby
Title: Chief Executive Officer

Date: November 14, 2005

SCI PARTNERS, L. P.
By:	Solera II, LLC, as General Partner

By:	/s/ Molly F. Ashby
Name: Molly F. Ashby
Title: Chief Executive Officer

Date: November 14, 2005